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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Rock Financial Corporation:

         We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Detroit, Michigan
February 25, 1998